Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the McEwen Mining Inc. 2024 Equity and Incentive Plan of our report dated June 28, 2024, with respect to the financial statements of Minera Santa Cruz S.A., included in the Amendment No. 3 to McEwen Mining Inc.’s Annual Report (Form10-K/A) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ PISTRELLI, HENRY MARTIN Y ASOCIADOS S.A.
Member of Ernst & Young Global Limited
City of Buenos Aires, Argentina
August 22nd, 2024